Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG Systems INTERNATIONAL reports results

for Third quarter 2015

increases EPS and Adjusted ebitda Guidance

ENGLEWOOD, COLO. (November 4, 2015) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading global provider of interactive transaction-driven solutions and services, today reported results for the quarter ended September 30, 2015.

Key Highlights:

•	Third quarter 2015 results:
•	Total revenues were $187.0 million.
•	Non-GAAP operating income was $40.3 million, or 21.6% of total revenues and GAAP operating income was $31.0 million, or 16.6% of total revenues.
•	Non-GAAP earnings per diluted share (EPS) was $0.72. GAAP EPS was $0.50.
•	Cash flows from operations for the quarter were $25.8 million.
•	CSG paid its quarterly cash dividend of $0.175 per share of common stock, or a total of approximately $6 million, to shareholders.
•	Through November 2, 2015, CSG converted an additional 1.6 million Comcast customer accounts onto its cloud-based Advanced Convergent Platform.
•	CSG divested of its cyber-security business, Invotas, in early September 2015.

“We have delivered year-over-year double digit percent non-GAAP earnings growth for the first nine months of 2015,” said Peter Kalan, chief executive officer of CSG International. “We have accomplished these strong results through a combination of improvements in the cost structure of both our domestic and international operations, the migration of new customers onto our processing solution in North America, critically evaluating where we place our investment dollars, and the scale benefits and continued maturation of our international managed services and content monetization offerings. We are starting to see the benefits of many of our business improvement initiatives which have aided in our ability to achieve our operating margin goals and drive solid cash flows.”

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Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended September 30,			Nine Months Ended September 30,
	2015	2014	Percent Change	2015	2014	Percent Change
Revenues	$186,960	$185,003	1%	$555,232	$557,589	(0)%
Non-GAAP Results:
Operating Income	$40,303	$29,941	35%	$106,031	$89,640	18%
Operating Income Margin	21.6%	16.2%	—	19.1%	16.1%	—
EPS	$0.72	$0.49	47%	$1.84	$1.50	23%
GAAP Results:
Operating Income	$31,021	$13,831	124%	$79,070	$56,565	40%
Operating Income Margin	16.6%	7.5%	—	14.2%	10.1%	—
EPS	$0.50	$0.15	233%	$1.17	$0.72	63%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the third quarter of 2015 were $187.0 million, a 1% increase when compared to revenues of $185.0 million for the third quarter of 2014, and a 2% increase when compared to $182.6 million for the second quarter of 2015. These increases can be attributed to continued strong processing revenues and increased professional services revenues during the third quarter of 2015.  Year-over-year, these increases more than offset unfavorable foreign currency movements, which had a negative impact to total revenues of approximately $4 million.

Non-GAAP Results: Non-GAAP operating income for the third quarter of 2015 was $40.3 million, or 21.6% of total revenues, compared to $29.9 million, or 16.2%, for the third quarter of 2014. Non-GAAP operating income for the second quarter of 2015 was $34.9 million, or 19.1% of total revenues. Non-GAAP EPS for the third quarter of 2015 was $0.72, compared to non-GAAP EPS of $0.49 for the third quarter of 2014 and $0.61 for the second quarter of 2015. The year-over-year increases in non-GAAP operating income and non-GAAP EPS are due primarily to lower operating expenses (driven primarily by foreign currency movements and focus on cost management), while the sequential quarterly increases can be mainly attributed to higher revenues coupled with the expense benefits from cost savings initiatives.

GAAP Results: GAAP operating income for the third quarter of 2015 was $31.0 million, or 16.6% of total revenues, compared to $13.8 million, or 7.5%, for the same period in 2014. GAAP EPS for the third quarter of 2015 was $0.50 compared to $0.15 for the third quarter of 2014.  GAAP operating income and GAAP EPS for the third quarter of 2014 were negatively impacted by an $8.0 million charge, or $0.12 per diluted share, associated

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with CSG’s reorganization of its Content Direct management programs and incentives to align its investment across CSG’s offerings.

Balance Sheet and Cash Flows

Balance Sheet: Cash, cash equivalents and short term investments at September 30, 2015 was $199.8 million, compared to $194.0 million at June 30, 2015 and $201.8 million at December 31, 2014.

For the quarter and nine months ended September 30, 2015, CSG generated $25.8 million and $84.3 million, respectively, of net cash flows from operations and had non-GAAP free cash flow of $20.5 million and $67.6 million, respectively.

2015 Financial Guidance

CSG is revising its financial guidance for the full year 2015 as follows:

	As of November 4, 2015	Previous
Revenues	$745 - $755 million	$755 - $770 million
Non-GAAP EPS	$2.50 - $2.60	$2.33 - $2.40
GAAP EPS	$1.51 - $1.60	$1.43 - $1.49
Non-GAAP Adjusted EBITDA	$174 - $179 million	$165 - $169 million
Cash flows from operating activities	$105 - $120 million	$105 - $120 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on November 4, 2015, at 5:00 p.m. ET, to discuss CSG’s third quarter results for 2015. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-800-723-6751 and ask the operator for the CSG International conference call and Liz Bauer, chairperson. A replay of the conference call will also be available until 8:00 p.m. ET on December 4, 2015, and can be accessed by calling 1-888-203-1112 and access code of 312266.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Charter Communications, Comcast, DISH, Orange, Reliance, SingTel Optus, Telecom New Zealand, Telefonica, Time Warner Cable, T-Mobile, Verizon, Vivo and Vodafone. With over 30 years of experience and expertise in voice, video, data and content services, CSG

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International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives over forty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	Timing and success of previously announced client customer account migrations to CSG’s billing platform;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$100,165	$81,712
Short-term investments	99,605	120,088
Total cash, cash equivalents, and short-term investments	199,770	201,800
Trade accounts receivable:
Billed, net of allowance of $3,878 and $3,323	177,347	184,369
Unbilled	46,795	42,439
Deferred income taxes	12,844	13,204
Income taxes receivable	6,107	7,851
Other current assets	31,148	28,470
Total current assets	474,011	478,133
Non-current assets:
Property and equipment, net of depreciation of $139,555 and $138,065	34,840	38,326
Software, net of amortization of $94,328 and $86,797	38,286	44,732
Goodwill	222,086	225,269
Client contracts, net of amortization of $84,885 and $88,585	42,157	46,903
Deferred income taxes	7,453	8,890
Income taxes receivable	1,179	1,333
Other assets	20,694	16,142
Total non-current assets	366,695	381,595
Total assets	$840,706	$859,728
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$7,500	$22,500
Client deposits	33,394	35,791
Trade accounts payable	37,859	37,052
Accrued employee compensation	47,576	51,441
Deferred revenue	44,532	40,004
Income taxes payable	572	984
Other current liabilities	19,294	23,375
Total current liabilities	190,727	211,147
Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $9,530 and $14,169	277,345	233,331
Deferred revenue	9,587	9,648
Income taxes payable	1,613	1,613
Deferred income taxes	14,591	20,445
Other non-current liabilities	12,935	15,821
Total non-current liabilities	316,071	280,858
Total liabilities	506,798	492,005
Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 32,692 shares and 33,945 shares outstanding	670	667
Common stock warrants, 2,851 and 2,851 warrants issued and outstanding	7,310	6,694
Additional paid-in capital	487,530	486,414
Treasury stock, at cost, 34,356 and 32,763 shares	(804,437)	(757,478)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	6	6
Cumulative foreign currency translation adjustments	(23,753)	(13,386)
Accumulated earnings	666,582	644,806
Total stockholders’ equity	333,908	367,723
Total liabilities and stockholders’ equity	$840,706	$859,728

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues:
Processing and related services	$143,887	$140,981	$429,009	$419,696
Software and services	23,231	22,079	68,301	72,553
Maintenance	19,842	21,943	57,922	65,340
Total revenues	186,960	185,003	555,232	557,589
Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	67,428	69,225	201,455	205,016
Software and services	15,244	17,508	52,912	60,699
Maintenance	9,510	7,737	29,877	24,541
Total cost of revenues	92,182	94,470	284,244	290,256
Other operating expenses:
Research and development	24,941	26,329	76,567	77,773
Selling, general and administrative	34,247	39,036	102,261	113,475
Depreciation	3,723	3,553	11,268	10,479
Restructuring and reorganization charges	846	7,784	1,822	9,041
Total operating expenses	155,939	171,172	476,162	501,024
Operating income	31,021	13,831	79,070	56,565
Other income (expense):
Interest expense	(2,526)	(2,582)	(8,431)	(7,900)
Amortization of original issue discount	(1,576)	(1,460)	(4,639)	(4,294)
Interest and investment income, net	278	169	674	607
Other, net	746	106	426	(171)
Total other	(3,078)	(3,767)	(11,970)	(11,758)
Income before income taxes	27,943	10,064	67,100	44,807
Income tax provision	(11,196)	(4,831)	(28,201)	(20,480)
Net income	$16,747	$5,233	$38,899	$24,327

Weighted-average shares outstanding:
Basic	30,920	32,604	31,087	32,514
Diluted	33,287	33,996	33,241	33,858
Earnings per common share:
Basic	$0.54	$0.16	$1.25	$0.75
Diluted	0.50	0.15	1.17	0.72

Cash dividends declared per common share	$0.1750	$0.1575	$0.5250	$0.4650

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net income	$38,899	$24,327
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	11,268	10,479
Amortization	22,353	25,207
Amortization of original issue discount	4,639	4,294
Loss on short-term investments and other	179	973
(Gain) loss on disposition of business operations	767	(222)
Deferred income taxes	(5,556)	(25)
Excess tax benefit of stock-based compensation awards	(2,174)	(2,044)
Stock-based employee compensation	15,775	12,250
Subtotal	86,150	75,239
Changes in operating assets and liabilities:
Trade accounts receivable, net	(1,869)	(15,559)
Other current and non-current assets	(6,092)	(5,866)
Income taxes payable/receivable	3,588	(1,825)
Trade accounts payable and accrued liabilities	(3,703)	(16,369)
Deferred revenue	6,272	286
Net cash provided by operating activities	84,346	35,906
Cash flows from investing activities:
Purchases of property and equipment	(16,776)	(21,406)
Purchases of short-term investments	(107,462)	(126,982)
Proceeds from sale/maturity of short-term investments	127,766	146,417
Acquisition of and investment in businesses, net of cash acquired	(962)	-
Acquisition of and investments in client contracts	(6,374)	(4,235)
Proceeds from the disposition of business operations	-	1,130
Net cash used in investing activities	(3,808)	(5,076)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,148	1,053
Payment of cash dividends	(16,811)	(15,461)
Repurchase of common stock	(64,995)	(11,456)
Payments on acquired equipment financing	(829)	(1,097)
Proceeds from long-term debt	150,000	—
Payments on long-term debt	(125,625)	(11,250)
Payments of deferred financing costs	(2,742)	—
Excess tax benefit of stock-based compensation awards	2,174	2,044
Net cash used in financing activities	(57,680)	(36,167)
Effect of exchange rate fluctuations on cash	(4,405)	(1,776)
Net increase (decrease) in cash and cash equivalents	18,453	(7,113)
Cash and cash equivalents, beginning of period	81,712	82,686
Cash and cash equivalents, end of period	$100,165	$75,573
Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$7,484	$7,331
Income taxes	30,998	21,718

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended September 30, 2015	Quarter Ended June 30, 2015	Quarter Ended September 30, 2014
Americas	84%	85%	85%
Europe, Middle East and Africa	11%	10%	10%
Asia Pacific	5%	5%	5%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended September 30, 2015	Quarter Ended June 30, 2015	Quarter Ended September 30, 2014
Comcast	24%	23%	22%
DISH	14%	15%	15%
Time Warner	12%	12%	11%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP

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amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, impairment of acquired intangible assets, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

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•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended September 30, 2015		Quarter Ended September 30, 2014
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$31,021	16.6%	$13,831	7.5%
Restructuring and reorganization charges	846	0.5%	7,784	4.2%
Stock-based compensation (1)	5,387	2.9%	4,536	2.5%
Amortization of acquired intangible assets	3,049	1.6%	3,790	2.0%
Non-GAAP operating income	$40,303	21.6%	$29,941	16.2%

	Nine Months Ended September 30, 2015		Nine Months Ended September 30, 2014
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$79,070	14.2%	$56,565	10.1%
Restructuring and reorganization charges	1,822	0.3%	9,041	1.7%
Stock-based compensation (1)	15,860	2.9%	12,250	2.2%
Amortization of acquired intangible assets	9,279	1.7%	11,784	2.1%
Non-GAAP operating income	$106,031	19.1%	$89,640	16.1%
(1)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended September 30, 2015		Quarter Ended September 30, 2014
	Pretax Amount (2)	EPS (4)	Pretax Amount (2)	EPS (5)
GAAP income before income taxes	$27,943	$0.50	$10,064	$0.15
Restructuring and reorganization charges	846		7,784
Stock-based compensation (1)	5,387		4,536
Amortization of acquired intangible assets	3,049		3,790
Amortization of OID	1,576		1,460
Non-GAAP income before income taxes (3)	$38,801	$0.72	$27,634	$0.49

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	Nine Months Ended September 30, 2015		Nine Months Ended September 30, 2014
	Pretax Amount (2)	EPS (4)	Pretax Amount (2)	EPS (5)
GAAP income before income taxes	$67,100	$1.17	$44,807	$0.72
Restructuring and reorganization charges	1,822		9,041
Stock-based compensation (1)	15,860		12,250
Amortization of acquired intangible assets	9,279		11,784
Amortization of OID	4,639		4,294
Non-GAAP income before income taxes (3)	$98,700	$1.84	$82,176	$1.50
(2)

These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(3)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(4)

For the third quarter and nine months ended September 30, 2015, the GAAP effective income tax rate was 40% and 42%, respectively, the non-GAAP effective income tax rate was approximately 38%, and the outstanding diluted shares were 33.3 million and 33.2 million, respectively. The difference between the GAAP and the non-GAAP effective income tax rates relates primarily to the timing of the 2015 R&D tax credit legislation. The anticipated quarterly benefit of the credits is included for non-GAAP purposes, but cannot be reflected for GAAP purposes until the legislation is actually passed.

(5)

For the third quarter and nine months ended September 30, 2014, the GAAP effective income tax rate was 48% and 46%, respectively, the non-GAAP effective income tax rate was approximately 40% and 38%, respectively, and the outstanding diluted shares were 34.0 million and 33.9 million, respectively. The difference between the GAAP and the non-GAAP effective income tax rates relates primarily to the timing of the 2014 R&D tax credit legislation. The anticipated quarterly benefit of the credits is included for non-GAAP purposes, but cannot be reflected for GAAP purposes until the legislation is actually passed.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP operating income	$31,021	$13,831	$79,070	$56,565
Restructuring and reorganization charges	846	7,784	1,822	9,041
Depreciation	3,723	3,553	11,268	10,479
Amortization of acquired intangible assets (6)	3,049	3,790	9,279	11,784
Amortization of other intangible assets (6)	3,668	3,916	10,785	11,668
Stock-based compensation (1)	5,387	4,536	15,860	12,250
Adjusted EBITDA	$47,694	$37,410	$128,084	$111,787
Adjusted EBITDA as a percentage of revenues	26%	20%	23%	20%

CSG Systems International, Inc.

November 4, 2015

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$16,747	$5,233	$38,899	$24,327
Interest expense (7)	2,526	2,582	8,431	7,900
Amortization of OID	1,576	1,460	4,639	4,294
Interest and investment income and other, net	(1,024)	(275)	(1,100)	(436)
Income tax provision	11,196	4,831	28,201	20,480
Depreciation	3,723	3,553	11,268	10,479
Amortization of acquired intangible assets (6)	3,049	3,790	9,279	11,784
Amortization of other intangible assets (6)	3,668	3,916	10,785	11,668
Stock-based compensation (1)	5,387	4,536	15,860	12,250
Restructuring and reorganization charges	846	7,784	1,822	9,041
Adjusted EBITDA	$47,694	$37,410	$128,084	$111,787

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities	$25,834	$19,637	$84,346	$35,906
Income tax provision	11,196	4,831	28,201	20,480
Changes in operating assets and liabilities and deferred taxes	9,151	3,606	7,360	39,358
Interest expense (7)	2,526	2,582	8,431	7,900
Interest and investment income and other, net	(1,024)	(275)	(1,100)	(436)
Restructuring and reorganization charges	846	7,784	1,822	9,041
Other	(835)	(755)	(976)	(462)
Adjusted EBITDA	$47,694	$37,410	$128,084	$111,787
(6)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Amortization of acquired intangible assets	$3,049	$3,790	$9,279	$11,784
Amortization of other intangible assets	3,668	3,916	10,785	11,668
Amortization of deferred financing costs	461	577	2,289	1,755
Total amortization	$7,178	$8,283	$22,353	$25,207
(7)	Interest expense includes amortization of deferred financing costs as provided in Note 6 above.

CSG Systems International, Inc.

November 4, 2015

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities	$25,834	$19,637	$84,346	$35,906
Purchases of property and equipment	(5,351)	(10,210)	(16,776)	(21,406)
Non-GAAP free cash flow	$20,483	$9,427	$67,570	$14,500

Non-GAAP Financial Measures – 2015 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2015 full year financial guidance, is as follows:

2015 Guidance
GAAP operating income margin	14.0%
Restructuring and reorganization charges	1.0%
Stock-based compensation (8)	3.0%
Amortization of acquired intangible assets (9)	1.5%
Non-GAAP operating income margin (“approximately 19.5%”)	19.5%

(8)	This represents the pretax impact of stock-based compensation expense of an estimated $21 million on CSG’s operating income margin as a percentage of the midpoint of 2015 revenue guidance.
(9)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $12 million on CSG’s operating income margin as a percentage of the midpoint of 2015 revenue guidance.

CSG Systems International, Inc.

November 4, 2015

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2015 full year financial guidance is as follows (in thousands, except per share amounts):

	2015 Guidance Range
	Low Range		High Range
	Pretax Amount (10)	EPS (12)	Pretax Amount (10)	EPS (12)
GAAP income before income taxes	$89,000	$1.51	$94,000	$1.60
Restructuring and reorganization charges	7,000		7,000
Stock-based compensation	21,000		21,000
Amortization of acquired intangible assets	12,000		12,000
Amortization of OID	6,000		6,000
Non-GAAP income before income taxes (11)	$135,000	$2.50	$140,000	$2.60
(10)	These items (on a pretax basis) are calculated in accordance with GAAP, and will be reflected as part of the results of operations in CSG’s Unaudited Condensed Consolidated Statements of Income.
(11)

Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.

(12)

For 2015, the estimated effective income tax rate for non-GAAP purposes is expected to be approximately 38%, which assumes Congress will approve the 2015 R&D income tax credit legislation prior to the end of 2015. The weighted-average diluted shares outstanding are expected to be 33.4 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2015 full year financial guidance at the mid-point (in thousands, except percentages):

2015
GAAP operating income	$107,000
Restructuring and reorganization charges	7,000
Depreciation	15,000
Amortization of acquired intangible assets	12,000
Amortization of other intangible assets	14,000
Stock-based compensation	21,000
Non-GAAP Adjusted EBITDA	$176,000
Non-GAAP Adjusted EBITDA as a percentage of revenues	23.5%

CSG Systems International, Inc.

November 4, 2015

2015
Net income	$52,000
Interest expense	11,000
Amortization of OID	6,000
Interest income	(1,000)
Income tax provision	39,000
Depreciation	15,000
Amortization of acquired of intangible assets	12,000
Amortization of other intangible assets	14,000
Stock-based compensation	21,000
Restructuring and reorganization charges	7,000
Non-GAAP Adjusted EBITDA	$176,000

2015
Cash flows from operating activities (midpoint of guidance)	$113,000
Income tax provision	39,000
Changes in operating assets and liabilities and deferred taxes	9,000
Interest expense	11,000
Interest income	(1,000)
Restructuring and reorganization charges	7,000
Other	(2,000)
Non-GAAP Adjusted EBITDA	$176,000

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2015
Cash flows from operating activities (midpoint of guidance)	$113,000
Purchases of property and equipment	(25,000)
Non-GAAP free cash flow	$88,000